                                                                   EXHIBIT 10.14

                             WELLCARE HOLDINGS, LLC
                        2002 SENIOR EXECUTIVE EQUITY PLAN

                                   ARTICLE I

                                 PURPOSE OF PLAN

                  This 2002 Senior Executive Equity Plan (this "Plan") of WellCare Holdings, LLC (the "Company"), was adopted by the Company's Board of Directors (the "Board") on September 6, 2002 (the "Effective Date"), and is intended to advance the best interests of the Company by providing senior executives and other key employees of the Company or any other WellCare Company (as defined below) with additional incentives by allowing such senior executives and key employees to acquire an ownership interest in the Company.

                                   ARTICLE II

                                   DEFINITIONS

                  For purposes of this Plan the following terms have the indicated meanings:

                  "Affiliate" means, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). With respect to any Person who is an individual, "Affiliates" shall also include, without limitation, any member of such individual's Family Group.

                  "Cause" means, with respect to any Participant, (i) such Participant's conviction by a court (or plea of guilty or no contest) of a felony, or any crime involving theft, dishonesty or moral turpitude; (ii) act(s) or omission(s) by such Participant which are willful and deliberate act(s) or omission(s) intended to harm or injure the business, operations, financial condition, properties, assets, prospects, value or reputation of any WellCare Company; (iii) such Participant's willful misconduct which results in material harm to any WellCare Company and/or which has a material adverse effect on the business, operations, properties, assets, prospects, value or business relationships of any WellCare Company; (iv) such Participant's willful disregard of the lawful and reasonable directives of the Board; or (v) a material breach by such Participant of any material covenant or agreement between such Participant and any WellCare Company, provided that if such breach is capable of remedy such Participant shall have 15 days from notification of the breach by the Company in which to remedy such breach.

                  "Class A Common Units" means the Company's Class A Common Units (as such term is defined in the LLC Agreement).

                  "Class C Common Units" means the Company's Class C Common Units (as such term is defined in the LLC Agreement).

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

                  "Committee" means the Compensation Committee or such other committee of the Board as the Board may designate to administer this Plan or, if for any reason the Board has not designated such a committee, the Board. The Committee, if other than the Board, shall be composed of two or more directors as appointed from time to time by the Board.

                  "Common Units" means collectively the Class A Common Units, the Class B Common Units (as such term is defined in the LLC Agreement), the Class C Common Units and any other equity securities of the Company (or its successors) which are not limited to a fixed sum or percentage of par value or stated value in respect of the rights of the holders thereof to participate in dividends or other distributions or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the issuer of such securities, including any common equity securities of any successor entity of the Company issued pursuant to a transaction of the type described in Section
12.16 of the LLC Agreement.

                  "Disqualifying Event" means, with respect to any Participant, any breach by such Participant of any non-competition, non-solicitation, non-disclosure or confidentiality agreement between such Participant and any WellCare Company.

                  "Employee Incentive Units" means (i) all Class C Common Units issued hereunder and (ii) all equity securities issued with respect to the equity referred to in clause (i) above by way of unit or stock dividend or distribution or stock or unit split in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Class C Common Units.

                  "Employee Investment Units" means (i) all Class A Common Units issued hereunder and (ii) all equity securities issued with respect to the equity referred to in clause (i) above by way of unit or stock dividend or distribution or stock or unit split in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Class A Common Units.

                  "Employee Units" means the Employee Incentive Units and the Employee Investment Units. Unless otherwise provided herein or in a Participant's Subscription Agreement (as defined herein), except in connection with an Approved Sale (as defined herein) or a Public Sale, Employee Units will continue to be Employee Units in the hands of any holder of Employee Units (except for the Company), and each such transferee thereof will succeed to the rights and obligations of a holder of Employee Units hereunder.

                  "Fair Market Value" per Class A Common Unit, Class C Common Unit or of any other security as of any given date shall be as determined by the Board based on such factors as the members thereof, in the exercise of their business judgment, consider relevant.

                  "Family Group" means, when used with reference to a specified individual Person, (i) such Person's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such Person and/or such Person's spouse and/or descendants or (ii) any company, limited liability company or other entity which is controlled solely by such Person or the Person and such Person's spouse.

                  "Independent Third Party" means any Person other than Soros Fund or any Affiliate of Soros Fund.

                  "LLC Agreement" means the Second Amended and Restated Limited Liability Company Agreement of the Company, as amended or restated from time to time.

                  "Participant" means any senior executive or other employee of any WellCare Company who has been selected to participate in this Plan by the Committee or the Board.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.

                  "Public Offering" means an underwritten public offering and sale of Common Units or any common equity securities of any successor entity to the Company issued pursuant to a transaction of the type described in Section
12.16 of the LLC Agreement, in each case, pursuant to an effective registration statement under the Securities Act; provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination pursuant to a registration statement on Form S-4 or any form for similar registration purposes, or an employee benefit plan pursuant to a registration statement on Form S-8 or any form for similar registration purposes.

                  "Public Sale" means the sale of Employee Units to the public pursuant to an offering registered under the Securities Act or, after the consummation of an initial Public Offering, to the public pursuant to the provisions of Rule 144 (or any similar rule or rules then in effect) under the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Soros Fund" means Soros Private Equity Investors LP.

                  "Termination Date" means with respect to any Participant, the date that such Participant ceases to be an employee of any of the WellCare Companies for any reason.

                  "WellCare Companies" means the Company, WellCare Acquisition Company and their respective subsidiaries whether currently existing of hereafter acquired or formed.

                  "Valuation Date" means, with respect to any Repurchase Option (as herein defined), the date, if any, that the Company delivers a Repurchase Notice (as herein defined) to a holder of Employee Units.

                                   ARTICLE III

                                 ADMINISTRATION

                  This Plan shall be administered by the Committee. Subject to the limitations of this Plan, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) issue and grant Class A Common Units and Class C Common Units to Participants in such forms and for such amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon Employee Units as it shall deem appropriate, (iv) interpret this Plan and adopt, amend and rescind administrative guidelines and other rules, procedures and regulations relating to this Plan, (v) correct any defect or omission or reconcile any inconsistency in this Plan or in any Subscription Agreement (as herein defined) and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of this Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other Persons. All expenses associated with the administration of this Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such Persons as it deems appropriate.

                                   ARTICLE IV

 LIMITATION ON AGGREGATE NUMBER OF CLASS A COMMON UNITS AND CLASS C COMMON UNITS

                  The number of Class A Common Units and Class C Common Units which may be issued and/or granted under this Plan shall not exceed, in the aggregate, such number of Common Units as shall be determined from time to time by the Board (which number may be increased by the Board, in their sole discretion) (such number to be appropriately adjusted for any unit or stock split, reverse unit or stock split, unit or stock dividend or distribution or other combination of Common Units after the date hereof). With respect to any issuance and/or grant of Class A Common Unit and Class C Common Units to any Participant, (x) Class A Common Units shall be issued to such Participant in exchange for a cash issuance price to be paid to the Company by such Participant in an amount equal to the then Fair Market Value of such Class A Common Units and (y) Class C Common Units shall be granted to such Participant. To the extent any Class A Common Units or Class C Common Units issued hereunder are forfeited or are repurchased by the Company, such Class A Common Units and/or Class C Common Units, as the case may be, shall again be available for issuance and/or grant under this Plan.

                                   ARTICLE V

              RIGHTS AND OBLIGATIONS WITH RESPECT TO EMPLOYEE UNITS

         5.1 VESTING OF EMPLOYEE INCENTIVE UNITS. At the discretion of the Committee, exercised at the time of issuance and/or grant, Employee Incentive Units may vest, in one or more installments, upon (i) the fulfilment of certain conditions, (ii) the passage of a specified period of time, and/or (iii) the achievement by any or all of the WellCare Companies of certain performance goals.

         5.2 RIGHT TO PURCHASE EMPLOYEE UNITS UPON TERMINATION OF EMPLOYMENT OR UPON A DISQUALIFYING EVENT.

                  (a) REPURCHASE RIGHT. If, with respect to any Participant, either a Termination Date or a Disqualifying Event (as determined by the Board) occurs, then such Participant's Employee Units (whether held by such Participant or one or more transferees and including any Employee Units acquired subsequent to such Termination Date or Disqualifying Event) will, at the Company's election, be subject to repurchase by the Company pursuant to the terms and conditions set forth in this Section 5.2 (the "Repurchase Option") at a price per Employee Unit equal to the Fair Market Value per Employee Unit determined as of the Valuation Date, less the amount of any cash distributed by the Company with respect to such Employee Unit between the applicable Valuation Date and the closing of the applicable repurchase; provided, that, notwithstanding the foregoing, if, at any time prior to the date nine years after the Employee Units were first issued to such Participant, the Termination Date occurs due to a termination by the Company of such Participant's employment for Cause (as determined by the Board) or if a Disqualifying Event has occurred, then the applicable Employee Units will be subject to the Repurchase Option at a price per Employee Unit equal to the lesser of (x) a price per Employee Unit equal to the Fair Market Value per Employee Unit determined as of the Valuation Date, less the amount of any cash distributed by the Company with respect to such Employee Unit between the applicable Valuation Date and the closing of the applicable repurchase and (y) the price paid to the Company for such Employee Unit by such Participant, less the amount of any cash distributed by the Company with respect to such Employee Unit between the date such Employee Unit was issued by the Company and the closing of the applicable repurchase.

                  (b) REPURCHASE PROCEDURES. The Repurchase Option is exercisable by the Company delivering written notice (the "Repurchase Notice") to the holder or holders of the applicable Employee Units at any time during the six-month period beginning on the applicable Termination Date or on the date the Company obtains knowledge of the Disqualifying Event, as the case may be. The Repurchase Notice will set forth the number of Employee Units to be acquired from such holder(s), an estimate of the aggregate consideration to be paid for such holder's Employee Units and the time and place for the closing of the transaction.

                  (c) CLOSING OF REPURCHASE. The closing of the transactions contemplated by this Section 5.2 will take place on the date designated by the Company in the Repurchase Notice, which date will not be more than 60 days after the delivery of such notice. The amount of the repurchase price to be paid for any Employee Units to be purchased by the Company pursuant to a Repurchase Option shall be determined pursuant to Section 5.2(a) hereof and the aggregate amount of such repurchase price shall be referred to herein as the "Aggregate Repurchase Price". The Company will pay the applicable Aggregate Repurchase Price for any Employee Units to be purchased by the Company pursuant to a Repurchase Option by delivery of a check payable to or by wire transfer to an account or account(s) designated by the holder(s) of such Employee Units in an aggregate amount equal to the applicable Aggregate Repurchase Price for such Employee Units. Notwithstanding anything to the contrary contained in this Plan, all repurchases of Employee Units by the Company pursuant to a Repurchase Option will be subject to applicable restrictions contained under applicable law (including Delaware law) and in the Company's and the other WellCare Companies' debt and equity financing agreements. If any such restrictions prohibit the repurchase of Employee Units pursuant to this Section
5.2 which the Company is otherwise entitled to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions. The Company will receive from each seller regarding the sale of Employee Units the representation that such seller has good and marketable title to such Employee Units and that such Employee Units will be transferred to the Company free and clear of all liens, claims and other encumbrances.

         5.3      RESTRICTIONS ON TRANSFER OF EMPLOYEE UNITS.

                  Neither any Participant nor any Permitted Transferee (as herein defined) may directly or indirectly, sell, pledge, assign, transfer or otherwise dispose of (a "Transfer") any interest in any Employee Units, except
(i) to the Company, (ii) in Public Sales or in an Approved Sale (as herein defined), (iii) pursuant to applicable laws of descent and distribution, or (iv) among such Participant's Family Group but only if such Transfer is for valid estate planning purposes and has been approved by the Board; provided that the restrictions contained in this Section 5.3 will continue to be applicable to the Employee Units after any Transfer of the type referred to in clause (iii) or
(iv) above and, as a condition to any such Transfer, the transferees of such Employee Units must agree in writing (which writing must be delivered to the Company) to be bound by the provisions of this Plan (unless such Transfer is pursuant to applicable laws of descent and distribution, in which case, such writing shall be entered into and delivered to the Company as soon as reasonably possible after such Transfer). Any transferee of Employee Units pursuant to a Transfer in accordance with clause (iii) or (iv) above is herein referred to as a "Permitted Transferee." Upon the proposed Transfer of any Employee Units pursuant to clause (iii) or (iv) above, such Participant or such Permitted Transferee transferring such Employee Units will deliver a written notice (a "Transfer Notice") to the Company, which discloses in reasonable detail the identity of the Permitted Transferee(s).

         5.4      ADDITIONAL RESTRICTIONS ON TRANSFER.

                  (a) Any certificates representing Employee Units will bear the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN THE ISSUER'S 2002 SENIOR EXECUTIVE EQUITY PLAN, A COPY OF WHICH MAY BE OBTAINED BY

                  THE HOLDER HEREOF AT THE ISSUER'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

The legend set forth above regarding this Plan shall be removed from any certificates evidencing any securities which cease to be Employee Units.

                  (b) No holder of Employee Units may Transfer any Employee Units (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (which counsel will be reasonably acceptable to the Company) that registration under the Securities Act is not required in connection with such Transfer. If such opinion of counsel, reasonably acceptable in form and substance to the Company, further states that no subsequent Transfer of such Employee Units will require registration under the Securities Act, if applicable, the Company will promptly upon such Transfer deliver new certificates for such securities which do not bear the Securities Act legend set forth in Section 5.4(a).

         5.5      APPROVED SALE OF THE COMPANY.

                  (a) If the Board or the holders of a majority of the number of voting Common Units then outstanding approve a sale of all or substantially all of the Company's assets determined on a consolidated basis or a sale of all (or, for accounting, tax or other reasons, substantially all) of the outstanding Common Units (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) to an Independent Third Party or group of Independent Third Parties (each such sale, an "Approved Sale"), then each holder of Employee Units will vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as
(i) a merger or consolidation, each holder of Employee Units will waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) a sale of equity securities, each holder of Employee Units will agree to sell all of his or her Employee Units on the terms and conditions approved by the Board or the holders of a majority of the voting Common Units then outstanding, as the case may be. Each holder of Employee Units will take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company. Each holder of Employee Units, upon execution of the applicable Subscription Agreement, irrevocably constitutes and appoints the Company the true and lawful attorney of such holder, with full power of substitution, in the name of such holder or the Company to give effect to this Section 5.5, including the execution of any documentation necessary to transfer ownership of Employee Units pursuant to an Approved Sale. Each holder of Employee Units, upon execution of the applicable Subscription Agreement, agrees that the powers granted to the Company in the immediately preceding sentence are coupled with an interest and are irrevocable by any holder of Employee Units.

                  (b) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Employee Units will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any holder of Employee Units appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Employee Units declines to appoint the purchaser representative designated by the Company, such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

                  (c) Each holder of Employee Units will bear their pro-rata share (based upon the amount of consideration received) of the costs of any sale of Employee Units pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Common Units and are not otherwise paid by the Company or the acquiring party. Costs incurred by any holder of Employee Units on his or her own behalf will not be considered costs of the transaction hereunder.

         5.6 HOLDBACK AGREEMENT. No holder of Employee Units will effect any sale or distribution of Employee Units during the seven days prior to or the 180-day period beginning on the effective date of any underwritten Public Offering (except as part of such underwritten registration), unless the underwriters managing such underwritten Public Offering otherwise agree.

                                   ARTICLE VI

                               GENERAL PROVISIONS

         6.1 WRITTEN AGREEMENT. Each issuance of Class A Common Units and grant of Class C Common Units hereunder shall be embodied in a written agreement (the "Subscription Agreement") which shall be signed by the Participant to whom such Common Units are issued and granted and shall be subject to the terms and conditions set forth herein.

         6.2 RIGHTS OF PARTICIPANTS. Nothing in this Plan shall interfere with or limit in any way the right of any WellCare Company to terminate any Participant's employment at any time (with or without cause), or confer upon any Participant any right to continue to be employed by any WellCare Company for any period of time or to continue to receive such Participant's current (or other) rate of compensation. No senior executive or employee of any WellCare Company shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

         6.3 AMENDMENT, SUSPENSION AND TERMINATION OF PLAN. The Board or the Committee may suspend or terminate this Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided, however, that no such amendment, suspension or termination shall, in any material respect, impair the rights of a Participant with respect to outstanding Employee Units without the consent of such Participant.

         6.4 INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board and Committee shall be indemnified by the Company against (i) all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with this Plan or any Employee Units issued or granted under this Plan, and (ii) all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided, however, that any such Board or Committee member shall be entitled to the indemnification rights set forth in this Section 6.4 only if such member (1) acted in good faith and in a manner that such member reasonably believed to be in, and not opposed to, the best interests of the Company, and (2) with respect to any criminal action or proceeding, (A) had no reasonable cause to believe that such conduct was unlawful, and (B) upon the institution of any such action, suit or proceeding, a Board or Committee member shall give the Company written notice thereof and an opportunity to handle and defend the same before such Board or Committee member undertakes to handle and defend it on his own behalf.

         6.5 RESTRICTED SECURITIES. All Employee Units shall constitute "restricted securities," as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, and may not be Transferred except in compliance with the registration requirements of the Securities Act or an exemption therefrom.

         6.6 GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America, without giving effect to any rules, principles or provisions of choice of law or conflict of laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                                    * * * * *